POSTAL REALTY TRUST, INC. REPORTS SECOND QUARTER 2025 RESULTS

- Increased 2025 AFFO Guidance $0.04 to $1.24 - $1.26 per diluted share -
- Acquired 68 USPS Properties for $35.9 million at a Weighted Average Capitalization Rate of 7.8% -
- Raised $12.8 million from ATM Program During the Second Quarter and Subsequent to Quarter End to Fund Acquisitions -

Cedarhurst, New York, August 04, 2025 (GLOBE NEWSWIRE) — Postal Realty Trust, Inc. (NYSE: PSTL) (the “Company”), an internally managed real estate investment trust that owns and manages over 2,150 properties leased primarily to the United States Postal Service (the “USPS”), ranging from last-mile post offices to industrial facilities, today announced results for the quarter ended June 30, 2025.

Highlights for the Quarter Ended June 30, 2025

•29% growth in revenues from second quarter 2024 to second quarter 2025
•Net income attributable to common shareholders of $3.6 million, or $0.12 per diluted share
•Funds from Operations ("FFO") of $10.8 million, or $0.35 per diluted share
•Adjusted Funds from Operations ("AFFO") of $10.4 million, or $0.33 per diluted share
•Acquired 68 USPS properties for approximately $35.9 million, excluding closing costs, at a weighted average capitalization rate of 7.8%
•Subsequent to quarter end, the Company announced a quarterly dividend of $0.2425 per share

"We are very pleased with our results for the second quarter and year to date," said Andrew Spodek, Chief Executive Officer. "Our continued success in executing 10-year leases with annual rent escalations, adding mission critical postal properties to our portfolio, and maintaining a strong balance sheet has enhanced the clarity of our earnings power and cash flows, positioning us to increase our inaugural AFFO per share guidance. Our relationship with our tenant, the U.S. Postal Service, remains stronger than ever. We remain committed to executing our strategy of disciplined growth through the prudent scaling of our platform, delivering consistent internal and external growth, and we believe we are well positioned to drive long-term shareholder value in the quarters ahead."

Property Portfolio & Acquisitions

The Company’s owned portfolio was 99.8% occupied, comprised of 1,806 properties across 49 states and one territory with approximately 6.8 million net leasable interior square feet and a weighted average rental rate of $11.11 per leasable square foot based on rents in place as of June 30, 2025. The weighted average rental rate consisted of $13.24 per leasable square foot on last-mile and flex properties, and $4.14 on industrial properties.

During the second quarter, the Company acquired 68 last-mile and flex properties leased to the USPS for approximately $35.9 million excluding closing costs, comprising approximately

240,000 net leasable interior square feet at a weighted average rental rate of $13.20 per leasable square foot based on rents in place as of June 30, 2025.

Leasing

As of July 18, 2025, the Company received a total of 161 fully executed new leases from the USPS for leases expired in 2025. We have been working diligently with the Postal Service to have fully executed leases in hand prior to upcoming expirations and are fully up to date for 2025 leases. The total lump sum catch-up payment received from the USPS was approximately $0.2 million for leases executed during the second quarter 2025.

Balance Sheet & Capital Markets Activity

As of June 30, 2025, the Company had approximately $2.0 million of cash and property-related reserves, and approximately $328 million of net debt with a weighted average interest rate of 4.51%. At the end of the quarter, 86% of the Company's debt outstanding was set to fixed rates (when taking into account interest rate hedges), and $104 million of the Company's revolving credit facility was undrawn.

During the second quarter and through July 18, 2025, the Company issued 867,083 shares of common stock through its at-the-market equity offering program at an average price of $14.79 per share and 391,929 common units in its operating partnership as part of consideration for property and portfolio acquisitions.

Dividend

On July 21, 2025, the Company announced a quarterly dividend of $0.2425 per share of Class A common stock. The dividend equates to $0.97 per share on an annualized basis. The dividend will be paid on August 29, 2025 to stockholders of record as of the close of business on July 31, 2025.

Subsequent Events

Subsequent to quarter end and through July 18, 2025, the Company acquired 23 properties comprising approximately 60,000 net leasable interior square feet for approximately $8.4 million, excluding closing costs. The Company had another 24 properties totaling approximately $7.3 million under definitive contracts.

Full Year 2025 Guidance

Full Year 2025 Guidance
	Prior Guidance			Current Guidance
	Low		High	Low		High
AFFO per Diluted Share	$1.20	to	$1.22	$1.24	to	$1.26
Acquisition Volume	$80.0 million	to	$90.0 million	Meet or exceed $90 million
Cash G&A Expense	$10.5 million	to	$11.0 million	$10.5 million	to	$11.5 million

Note: The Company does not provide guidance with respect to the most directly comparable GAAP financial measure or provide reconciliations to GAAP from its forward-looking non-GAAP financial measure of AFFO per share guidance due to the inherent difficulty of forecasting the effect, timing and significance of certain amounts in the reconciliation that would be required by Item 10(e)(1)(i)(B) of Regulation S-K. Examples of these amounts include impairments of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions or developments. In addition, certain non-recurring items may also significantly affect net income but are generally adjusted for in AFFO. Based on our historical experience, the dollar amounts of these items could be significant, and could have a material impact on the Company's GAAP results for the guidance period.

Webcast and Conference Call Details

The Company will host a webcast and conference call to discuss the second quarter 2025 financial results on Tuesday, August 05, 2025, at 9:00 A.M. Eastern Time. A live audio webcast of the conference call will be available on the Company’s investor website at https://investor.postalrealtytrust.com/Investors/events-and-presentations/default.aspx. To participate in the conference call, callers from the United States and Canada should dial-in ten minutes prior to the scheduled call time at 1-844-825-9789. International callers should dial 1-412-317-5180.

Replay

A telephonic replay of the call will be available starting at 1:00 P.M. Eastern Time on Tuesday, August 05, 2025, through 11:59 P.M. Eastern Time on Tuesday, August 19, 2025, by dialing 1-844-512-2921 in the United States and Canada or 1-412-317-6671 internationally. The passcode for the replay is 10201892.

Non-GAAP Supplemental Financial Information

An explanation of certain non-GAAP financial measures used in this press release, including, FFO, AFFO and net debt, as well as reconciliations of those non-GAAP financial measures, to the most directly comparable GAAP financial measure, is included below.

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently than the Company does and therefore the Company’s computation of FFO may not be comparable to such other REITs.

The Company calculates AFFO by starting with FFO and adjusting for recurring capital expenditures (defined as all capital expenditures and leasing costs that are recurring in nature,

excluding expenditures that (i) are for items identified or existing at the time a property was acquired or contributed (including through the Company's formation transactions), (ii) are part of a strategic plan intended to increase the value or revenue-generating ability of a property, (iii) are for replacements of roof or parking lots, (iv) are considered infrequent or extraordinary in nature, or (v) for casualty damage), acquisition-related expenses (defined as expenses that are incurred for investment purposes and business acquisitions and do not correlate with the ongoing operations of the Company's existing portfolio, including due diligence costs for acquisitions not consummated and certain professional fees incurred that were directly related to completed acquisitions or dispositions and integration of acquired business) that are not capitalized, and certain other non-recurring expenses and then adding back non-cash items including: write-off and amortization of deferred financing fees, straight-line rent and other adjustments (including lump sum catch up amounts for increased rents, net of any lease incentives), fair value lease adjustments, non-real estate depreciation and amortization, non-cash components of compensation expense and casualty losses (recoveries) (which beginning in Q2 2025, includes income (expenses) on insurance recoveries from casualties) and, for periods prior to Q2 2025, income (expenses) on insurance recoveries from casualties. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company's operating performance. The Company believes that AFFO is widely used by other REITs and is helpful to investors as a meaningful additional measure of the Company's ability to make capital investments. Other REITs may not define AFFO in the same manner as the Company does and therefore the Company's calculation of AFFO may not be comparable to such other REITs.

The Company calculates its net debt as total debt less cash and property-related reserves. Net debt as of June 30, 2025 is calculated as total debt of approximately $330 million less cash and property-related reserves of approximately $2 million.

These metrics are non-GAAP financial measures and should not be viewed as an alternative measurement of the Company’s operating performance to net income. Management believes that accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, the Company believes that the additive use of FFO and AFFO, together with the required GAAP presentation, is widely-used by the Company’s competitors and other REITs and provides a more complete understanding of the Company’s performance and a more informed and appropriate basis on which to make investment decisions.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements.” Forward-looking statements include statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements, including, among others, statements regarding the Company’s anticipated growth and ability to obtain financing and close on pending transactions on the terms or timing it expects, if at all, are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the USPS’s terminations or non-renewals of leases, changes in demand for postal services delivered by the USPS, the solvency and financial health of the USPS, competitive, financial market and regulatory conditions, disruption in market, general real estate market conditions, the Company’s competitive environment and other factors set forth under “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Postal Realty Trust, Inc.

Postal Realty Trust, Inc. is an internally managed real estate investment trust that owns and manages over 2,150 properties leased primarily to the USPS. More information is available at postalrealtytrust.com.

Contact:

Investor Relations and Media Relations
Email: Investorrelations@postalrealtytrust.com
Phone: 516-232-8900

Postal Realty Trust, Inc.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Rental income	$22,730	$17,364	$44,210	$33,969
Fee and other	621	686	1,291	1,369
Total revenues	23,351	18,050	45,501	35,338

Operating expenses:
Real estate taxes	2,773	2,385	5,422	4,687
Property operating expenses	1,984	2,118	4,445	4,471
General and administrative	4,316	3,920	9,252	8,213
Casualty and impairment losses (gains), net	(345)	—	(195)	—
Depreciation and amortization	5,914	5,518	11,538	10,819
Total operating expenses	14,642	13,941	30,462	28,190

Loss on sale of real estate assets	—	—	(49)	—

Income from operations	8,709	4,109	14,990	7,148

Other income	—	15	30	65

Interest expense, net:
Contractual interest expense	(3,817)	(2,888)	(7,254)	(5,525)
Write-off and amortization of deferred financing fees and amortization of debt discount	(211)	(181)	(422)	(362)
Interest income	1	5	7	6
Total interest expense, net	(4,027)	(3,064)	(7,669)	(5,881)

Income before income tax expense	4,682	1,060	7,351	1,332
Income tax expense	(10)	(28)	(24)	(44)

Net income	4,672	1,032	7,327	1,288
Net income attributable to operating partnership unitholders’ non-controlling interests	(1,058)	(215)	(1,631)	(265)

Net income attributable to common stockholders	$3,614	$817	$5,696	$1,023

Net income per share:
Basic and Diluted	$0.12	$0.02	$0.19	$0.01

Weighted average common shares outstanding:
Basic and Diluted	23,509,083	22,339,245	23,375,607	22,192,277

Postal Realty Trust, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except par value and share data)

	June 30, 2025	December 31, 2024

Assets
Investments:
Real estate properties, at cost:
Land	$140,831	$128,457
Building and improvements	554,644	512,248
Tenant improvements	7,874	7,501
Total real estate properties, at cost	703,349	648,206
Less: Accumulated depreciation	(66,023)	(58,175)
Total real estate properties, net	637,326	590,031
Investment in financing leases, net	15,897	15,951
Total real estate investments, net	653,223	605,982
Cash	1,080	1,799
Escrow and reserves	1,007	744
Rent and other receivables	5,237	6,658
Prepaid expenses and other assets, net	9,848	14,519
Goodwill	1,536	1,536
Deferred rent receivable	3,880	2,639
In-place lease intangibles, net	13,123	12,636
Above market leases, net	251	305
Assets held for sale, net	637	—
Total Assets	$689,822	$646,818

Liabilities and Equity
Liabilities:
Term loans, net	$249,012	$248,790
Revolving credit facility	46,000	14,000
Secured borrowings, net	33,823	33,918
Accounts payable, accrued expenses and other, net	17,367	16,441
Below market leases, net	19,066	16,171
Total Liabilities	365,268	329,320
Commitments and Contingencies
Equity:
Class A common stock, par value $0.01 per share; 500,000,000 shares authorized; 24,237,197 and 23,494,487 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	242	235
Class B common stock, par value $0.01 per share; 27,206 shares authorized; 27,206 shares issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Additional paid-in capital	318,914	310,031
Accumulated other comprehensive income	1,744	5,230
Accumulated deficit	(70,098)	(64,211)
Total Stockholders’ Equity	250,802	251,285
Operating partnership unitholders’ non-controlling interests	73,752	66,213
Total Equity	324,554	317,498
Total Liabilities and Equity	$689,822	$646,818

Postal Realty Trust, Inc.
Reconciliation of Net Income to FFO and AFFO
(Unaudited)
(In thousands, except share and per share data)

For the Three Months Ended June 30, 2025
Net income	$4,672
Depreciation and amortization of real estate assets	5,887
Impairment charges	193
FFO	$10,752
Recurring capital expenditures	(127)
Write-off and amortization of deferred financing fees and amortization of debt discount	211
Straight-line rent and other adjustments	(775)
Fair value lease adjustments	(913)
Acquisition-related and other expenses	158
Casualty losses (gains), net	(538)
Non-real estate depreciation and amortization	27
Non-cash components of compensation expense	1,593
AFFO	$10,388
FFO per common share and common unit outstanding	$0.35
AFFO per common share and common unit outstanding	$0.33
Weighted average common shares and common units outstanding, basic and diluted	31,088,102